UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 22, 2006

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West
Everett, Washington
www.intermec.com	98203-1264
(Address of principal executive offices and internet site)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On February 22, 2006, the Compensation Committee of the Board of Directors of the Registrant approved the payment of supplementary bonuses to Larry D. Brady, Chairman, Chief Executive Officer, and President, Steven J. Winter, Vice President, and President and Chief Operating Officer Intermec Technologies Corporation, and Janis L. Harwell, Senior Vice President, General Counsel and Corporate Secretary. The amount of the supplementary payment for each of these individuals is $161,816, $46,177, and $35,078, respectively. The supplementary bonus payments were approved in addition to those determined in accordance with the previously disclosed 2005 performance goals and individual targets for incentive awards, to recognize strategic achievements beyond the metrics of Registrant’s 2005 business plan by Mr. Brady, Mr. Winter and Ms. Harwell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMEC, INC.
(Registrant)

Date: February 28, 2006	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President, General
Counsel and Corporate
Secretary